CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-68488, 33-71610, 333-662, and 333-19461)
of Huntco Inc. of our report dated June 13, 2001 relating to the financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
St. Louis, Missouri
June 14, 2001